Exhibit 10.2

AMENDMENT NO. 2 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”), dated as of December 8, 2017, is entered into by and among Winnebago Industries, Inc., an Iowa corporation (the “Company”), Winnebago of Indiana, LLC, an Iowa limited liability company (“Winnebago of Indiana”), Grand Design RV, LLC, an Indiana limited liability company (“Grand Design”; the Company, Winnebago of Indiana and Grand Design are collectively referred to herein as the “Borrowers”), the other Loan Parties party hereto, the financial institutions party hereto as Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement referenced below.
WITNESSETH
WHEREAS, the Borrowers, the other Loan Parties, the financial institutions from time to time party thereto as Lenders (collectively, the “Lenders”) and the Administrative Agent are parties to a Credit Agreement, dated as of November 8, 2016 (the “Credit Agreement”);
WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent agree to certain amendments to the Credit Agreement; and
WHEREAS, the Lenders party hereto and the Administrative Agent have agreed to such amendments on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the other Loan Parties party hereto, the Lenders party hereto and the Administrative Agent hereby agree as follows:
Section 1.    Amendments to Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 of this Amendment, the parties hereto agree that the Credit Agreement is amended as follows:
(a)    Section 1.01 of the Credit Agreement is hereby amended to add the following new definitions thereto in the appropriate alphabetical order:
“Amendment No. 2 Effective Date” means December 8, 2017.

“Monthly Reporting Period” means any period of time commencing on any day that the Aggregate Revolving Exposure (other than the aggregate LC Exposure) has exceeded $40,000,000 for more than five (5) consecutive days and continuing until such subsequent day, if any, on which the Aggregate Revolving Exposure (other than the aggregate LC Exposure) has not exceeded $0 for more than sixty (60) consecutive days.

“Specified Reporting Reserve” means a Reserve established by the Administrative Agent during each fiscal quarter (the “current fiscal quarter”) of the Company (other than during a Monthly Reporting Period or Weekly Reporting Period) in an amount equal to $10,000,000 on the 45th day following the end of the immediately preceding fiscal quarter

(the “prior fiscal quarter”), which amount shall be increased to $20,000,000 on the 75th day following the end of the prior fiscal quarter and subsequently decreased to $0 upon the Administrative Agent’s receipt of an Aggregate Borrowing Base Certificate and a Borrowing Base Certificate for each Borrower for the current fiscal quarter.

“Weekly Reporting Period” means any period of time (a) when an Event of Default has occurred and is continuing or (b) commencing on any day that the Aggregate Availability is less than the greater of $12,5000,000 and 10% of the Aggregate Commitment and continuing until such subsequent date, if any, as when the Aggregate Availability has exceeded the greater of $12,500,000 and 10% of the Aggregate Commitment for thirty (30) consecutive days.

(b)    Section 1.01 of the Credit Agreement is hereby amended to delete the following terms and their related definitions: “Applicable Commitment Fee Rate”, “Borrowing Base Information” and “Quarterly Reporting Period”.

(c)    The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended to replace the pricing grid set forth therein with the following pricing grid:

Average Quarterly Availability	Eurodollar Spread	ABR Spread
Category 1 >66% of the Aggregate Commitment	1.25%	0.25%
Category 2 < 66% of the Aggregate Commitment but > 33% of the Aggregate Commitment	1.5%	0.5%
Category 3 < 33% of the Aggregate Commitment	1.75%	0.75%
(d)    The definition of “Reserves” set forth in Section 1.01 of the Credit Agreement is hereby amended to replace the phrase “Specified Reserves, reserves for rent” with the phrase “Specified Reserves, Specified Reporting Reserves, reserves for rent”.

(e)     The definition of “Material Real Property” set forth in Section 1.01 of the Credit Agreement is hereby amended to replace the phrase “Section 5.01(a), 5.01(b) or 5.01(c)” with the phrase “Section 5.01(a) or 5.01(b)”.

(f)    Section 2.09(e) of the Credit Agreement is hereby amended to replace the figure “$50,000,000” set forth therein with the figure “$75,000,000”.

(g)     Section 2.12(a) of the Credit Agreement is hereby amended to replace the phrase “the Applicable Commitment Fee Rate” with the phrase “0.25% per annum”.

(h)    Section 2.14 of the Credit Agreement is hereby amended and restated to read as follows:
SECTION 2.14    Alternate Rate of Interest.
(a)    If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, by means of an Interpolated Rate or because the LIBO Screen Rate is not available or published on a current basis) for such Interest Period; or
(ii)     the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders through Electronic System as provided in Section 9.01 as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid or converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto, and (B) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.
(b)    If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower Representative shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.14(b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

(i)    Section 5.01(c) of the Credit Agreement is hereby amended and restated to read as follows: “[Intentionally Omitted];”

(j)    Section 5.01(d) of the Credit Agreement is hereby amended to (i) replace the phrase

“clause (a), (b) or (c) above” with the phrase “clause (a) or (b) above” and (ii) replace the phrase “clause (b) or (c)” with the phrase “clause (b)”.

(k)     Clause (i) of Section 5.01(f) of the Credit Agreement is hereby amended and restated to read as follows:

(i) as soon as available but in any event within twenty (20) days after the end of each fiscal quarter following the Amendment No. 2 Effective Date (or, (x) during any Monthly Reporting Period, within twenty (20) days after the end of each calendar month following the Amendment No. 2 Effective Date or (y) during any Weekly Reporting Period, by the Wednesday immediately following the end of each calendar week) and
(l)     The lead-in to Section 5.01(g) of the Credit Agreement is hereby amended and restated to read as follows:

as soon as available but in any event within twenty (20) days of the end of each fiscal quarter (or, during any Monthly Reporting Period or Weekly Reporting Period, within twenty (20) days of the end of each calendar month), as of the period then ended, all delivered electronically in a text formatted file acceptable to the Administrative Agent:
(m)    Clause (iii) to Section 5.01(g) of the Credit Agreement is hereby amended by adding the following phrase at the beginning thereof: “if a Monthly Reporting Period or Weekly Reporting Period is then in effect,”

(n)    Section 5.01(h) of the Credit Agreement is hereby amended and restated to read as follows:
as soon as available but in any event within twenty (20) days of the end of each fiscal quarter (or, during any Monthly Reporting Period or Weekly Reporting Period, within twenty (20) days of the end of each calendar month) and at such other times as may be requested by the Administrative Agent, as of the period then ended, a schedule and aging of the Borrowers’ accounts payable, delivered electronically in a text formatted file acceptable to the Administrative Agent;
(o)    Section 5.01 of the Credit Agreement is hereby amended to delete the penultimate paragraph thereof.

(p)    Section 5.11 of the Credit Agreement is hereby amended to replace the last sentence thereof with the following sentence: “Only one (1) such Inventory appraisal every other calendar year shall be at the sole expense of the Loan Parties; provided that (i) an Inventory appraisal may be conducted during any calendar year at the sole expense of the Loan Parties if the Aggregate Availability is less than the greater of $50,000,000 and 30% of the Aggregate Commitment at any time during such calendar year, (ii) two (2) such Inventory appraisals per calendar year shall be at the sole expense of the Loan Parties if the Aggregate Availability is less than the greater of $12,500,000 and 10% of the Aggregate Commitment at any time during such calendar year and (iii) during the occurrence and continuance of an Event of Default, there shall be no limitation on the number or frequency of appraisals that shall be at the sole expense of the Loan Parties.”

(q)    Section 5.12 of the Credit Agreement is hereby amended to replace the phrase “$18,750,000 and 15% of the Aggregate Commitment” set forth therein with the phrase “$12,500,000 and 10% of the Aggregate Commitment”.

(r)    Section 6.13 of the Credit Agreement is hereby amended and restated to read as follows:

[Intentionally Omitted].

(s)    Section 9.02(b) of the Credit Agreement is hereby amended to insert the phrase “, Section 2.14(b) with respect to an alternate rate of interest to the LIBO Rate,” immediately after the phrase “(with respect to any commitment increase)” in the first sentence thereof.

Section 2.    Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received:

(a)    counterparts to this Amendment, duly executed by each of the Borrowers, the other Loan Parties, the Lenders and the Administrative Agent; and

(b)    payment and reimbursement of the Administrative Agent’s and its affiliates’ fees and expenses (including, to the extent invoiced, reasonable fees and expenses of counsel for the Administrative Agent) in connection with this Amendment and the other Loan Documents.

Section 3.    Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants as follows:
(a)    This Amendment has been duly executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)    Immediately after giving effect to this Amendment, the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality, Material Adverse Effect or similar language shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality, Material Adverse Effect or similar language shall be true and correct in all respects) as of such earlier date.

(c)    Immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

Section 4.    Reaffirmation. Except as specifically set forth in this Amendment, the Loan Documents shall remain in full force and effect and are hereby reaffirmed, ratified and confirmed. To the extent that any provision of this Amendment conflicts with any terms or conditions set forth in the Loan Documents, the provisions of this Amendment shall supersede and control. Except as expressly provided herein, the execution and delivery of this Amendment shall not: (i) constitute an extension, modification, or waiver of any aspect of the Loan Documents or any right or remedy thereunder; (ii) extend the terms of the Loan Documents or the due date of any of the loans set forth therein; (iii) establish a course of dealing between the Administrative Agent, the Issuing Bank and/or the Lenders and the Loan Parties or give rise to any obligation on the part of the Administrative Agent, the Issuing Bank and/or any Lender to extend, modify or waive any term or condition of the Loan Documents; or (iv) give rise to any defenses or counterclaims to the Administrative Agent’s, the Issuing Bank’s and/or any Lender’s right to compel payment of any loan or to otherwise enforce its rights and remedies under the Loan Documents. Each of the Loan Parties restates, acknowledges and agrees that the Secured Obligations are outstanding without claim, offset, counterclaim, defense or affirmative defense of any kind and the Secured Obligations remain the continuing and individual obligations of the Loan Parties, until the termination of all Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to the Administrative Agent.

Section 5.    Effect on Credit Agreement.    Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended and modified hereby.

Section 6.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 7.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 8.    Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile or PDF copy of any signature hereto shall have the same effect as the original thereof.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

WINNEBAGO INDUSTRIES, INC.

By:
Name:
Title:

WINNEBAGO OF INDIANA, LLC

By:
Name:
Title:

GRAND DESIGN RV, LLC

By:
Name:
Title:

OCTAVIUS CORPORATION, INC.

By:
Name:
Title:

Signature Page to Amendment No. 2 to Credit Agreement
Winnebago Industries, Inc.

JPMORGAN CHASE BANK, N.A., individually as a Lender, as Swingline Lender, as an Issuing Bank and as Administrative Agent

By:
Name: John Morrone
Title: Authorized Officer

Signature Page to Amendment No. 2 to Credit Agreement
Winnebago Industries, Inc.